UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 1, 2004

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA		94608
(Address of principal executive offices)		(Zip Code)

(510) 985-6700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 1, 2004, LECG, LLC (of which the Registrant, LECG Corporation, is the parent and is referred to collectively with LECG, LLC as “LECG”) and David J. Teece, the Chairman of the Board of Directors of LECG, entered into a Third Amendment to the Employment Agreement between LECG, LLC and Dr. Teece (the “Third Amendment”).  The Third Amendment modified the calculation of Dr. Teece’s compensation rates with respect to engagements brought to LECG through Dr. Teece’s efforts.  Attached and incorporated herein by reference in its entirety as Exhibit 10.40(b) is a copy of the Third Amendment.

On October 1, 2004, LECG and David Kaplan, the President and a member of the Board of Directors of LECG, entered into a First Amendment to Amended and Restated Senior Management Agreement between LECG and Mr. Kaplan (the “First Amendment”).  The First Amendment modified the calculation of Mr. Kaplan’s compensation rates with respect to engagements brought to LECG through Mr. Kaplan’s efforts.  The First Amendment also modified the requirements for future amendments and/or waivers to provisions of this agreement.  Attached and incorporated herein by reference in its entirety as Exhibit 10.41(a) is a copy of the First Amendment.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit
10.40(b)	Third Amendment to Employment Agreement between LECG, LLC and David J. Teece dated October 1, 2004
10.41(a)	First Amendment to Amended and Restated Senior Management Agreement between LECG, LLC, LECG Corporation, successor in interest to LECG Holding Company, LLC, and David Kaplan dated October 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

	By:	/s/ JOHN C. BURKE
John C. Burke
Chief Financial Officer

Date: October 5, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.40(b)	Third Amendment to Employment Agreement between LECG, LLC and David J. Teece dated October 1, 2004
10.41(a)	First Amendment to Amended and Restated Senior Management Agreement between LECG, LLC, LECG Corporation, successor in interest to LECG Holding Company, LLC, and David Kaplan dated October 1, 2004